Exhibit 99.1
News Release
Media Contact: Megan Manzari Investor Contact: Matt Scalo
(385) 318-3718 (801) 584-3532
megan.manzari@myriad.com matt.scalo@myriad.com

Myriad Genetics Reports Strong Second Quarter 2024 Financial Results, including 15% Revenue Growth Year-Over-Year; Raises 2024 Financial Guidance and Long-Term Revenue Growth Target to 12%
Highlights
•Second quarter revenue grew 15% year-over-year to $212 million, driven by Prenatal (25%), Pharmacogenomics (22%), and Hereditary Cancer (19%).
•Second quarter GAAP earnings per share improved to $(0.41) from $(1.42) in the second quarter of 2023; adjusted earnings per share improved to $0.05 from $(0.08) in the second quarter of 2023.
•Increasing 2024 financial guidance with full year revenue moving to a range of $835 - $845 million, or an annual growth rate of between 11% and 12%, and increasing adjusted earnings per share (EPS) to a range of $0.08 - $0.12.1

SALT LAKE CITY, August 6, 2024 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in genetic testing and precision medicine, today announced financial results for its second quarter ended June 30, 2024 and raised its previously issued financial guidance on business performance for the full-year 2024.

“We are very proud to have delivered another quarter of strong double digit year-over-year revenue growth in the second quarter of 2024. Our year-to-date 2024 revenue growth of 13% year-over-year, following our 11% year-over-year revenue growth in calendar year 2023, and our 15% year-over-year revenue growth in the second quarter 2024, demonstrate the sustainability of our organic growth and gives us the confidence to raise our long-term revenue growth target to 12%,” said Paul J. Diaz, President and CEO of Myriad Genetics. “In the second quarter, we saw strong performance across our portfolio, highlighted by increasing evidence of market share gains in prenatal testing. We anticipate these trends to continue as we move through the year and into 2025. In addition, second quarter average revenue per test improved across our product portfolio, benefiting from expanded coverage and our ongoing efforts in revenue cycle management. We remain optimistic about the evolution of our product portfolio as we continue to publish additional clinical validation studies and launch new products.
1 The company does not forecast GAAP EPS because it cannot predict certain elements that are included in the reported GAAP results. Please see below under "Financial Guidance" for a full explanation.

At the same time, we continue to improve access and ease of use for our customers, as we accelerate electronic medical record (EMR) integrations for new customers and make meaningful progress in our Labs of the Future initiative. Myriad Genetics is growing profitably and delivering improved financial results, including a 17% year-over-year increase in gross profit of $147.1 million, cash flow from operations of $2.6 million, and $16.4 million of adjusted operating cash flow. All while continuing to invest in the innovation required to achieve our mission and vision to reach more patients with life-saving precision medicine.”
Financial and Operational Highlights
•Test volumes of 389,000 in the second quarter of 2024 increased 9% year-over-year.
•The following table summarizes year-over-year testing volume changes in the company's core product categories:

	Three months ended			Six months ended
(in thousands)	June 30, 2024	June 30, 2023	% Change	June 30, 2024	June 30, 2023	% Change
Product volumes:
Hereditary cancer	73	71	3%	144	136	6%
Tumor profiling	14	16	(13)%	28	32	(13)%
Prenatal	173	154	12%	345	312	11%
Pharmacogenomics	129	117	10%	253	227	11%
Total	389	358	9%	770	707	9%

•The following table summarizes year-over-year revenue changes in the company's core product categories:

	Three months ended			Six months ended
(in millions)	June 30, 2024	June 30, 2023	% Change	June 30, 2024	June 30, 2023	% Change
Product revenues:
Hereditary cancer	$91.5	$76.7	19%	$179.6	$152.4	18%
Tumor profiling	32.6	36.0	(9)%	63.5	73.3	(13)%
Prenatal	44.4	35.6	25%	88.7	71.8	24%
Pharmacogenomics	43.0	35.2	22%	81.9	67.2	22%
Total	$211.5	$183.5	15%	$413.7	$364.7	13%

•Gross margin of 69.6% in the second quarter of 2024 increased 110 basis points year-over-year, reflecting operating leverage and improved average revenue per test. Adjusted gross margin in the second quarter of 2024 was 70.1%, an increase of 110 basis points year-over-year as the company's revenue cycle, Labs of the Future and supply chain initiatives begin to take hold.
•Second quarter of 2024 operating expenses were $183.6 million. Adjusted operating expenses were $140.8 million, increasing 6% over the year ago period. This increase was driven by investments in technology, product development and R&D. Adjusted operating expenses accounted for 67% of total revenue in the second quarter of 2024, down from 73% of total revenue in the second quarter of 2023.

•Operating loss in the second quarter of 2024 was $36.5 million, improving $77.2 million year-over-year; adjusted operating income in the second quarter of 2024 was $7.4 million, improving $14.2 million year-over-year.

Business Performance and Highlights

Oncology
The Oncology business delivered revenue of $82.2 million in the second quarter of 2024.
•Second quarter 2024 hereditary cancer testing revenue in Oncology grew 11% year-over-year, reflecting ongoing initiatives to improve average revenue per test through payer coverage expansion and revenue cycle process improvements that are reducing the company's no pay rate.
•Second quarter 2024 tumor profiling revenue of $32.6 million grew 5% compared to first quarter 2024 but decreased 10% year-over-year, reflecting the ongoing challenging biopharma environment, slow ramp of biopharma contracts executed in 2023, and challenges in the international business.
•In July 2024, Myriad Genetics received a patent relating to detecting circulating tumor DNA in patient fluid samples, which is complementary to a patent granted earlier in the year for the company’s methods of preparing cell-free DNA. Both of these patents support advancing commercialization of the company's high sensitivity tumor informed Molecular Residual Disease (MRD) assay.
•In July 2024, Myriad Genetics entered into an agreement with Personalis, Inc. (Nasdaq: PSNL) to cross-license patent estates covering tumor-informed approaches to detect MRD. The agreement helps solidify each company’s freedom to operate in the MRD market and broadens patient access to the benefits of MRD testing.
•Announced a collaboration with GSK (NYSE: GSK) aimed at improving access to homologous recombination deficiency (HRD) diagnostic testing for high-grade serous ovarian cancer (HGSOC) patients, leveraging Myriad Genetics' MyChoice HRD Plus and MyChoice CDx Plus tests in nine countries outside the United States.
•Myriad Genetics and QIAGEN (NYSE: QGEN) agreed to develop a globally distributable kit-based test for analyzing HRD status to support research into personalized medicine in multiple solid tumor types, including ovarian cancer.

•In August 2024, Myriad Genetics announced that it further advanced its international reorganization efforts, including the closing of the sale of its EndoPredict business to Eurobio Scientific. The reorganization of its international operations better aligns company resources to its domestic opportunities while continuing to serve key biopharma partners and patients globally and builds on Myriad Genetics' efforts this year to accelerate profitable business growth across its portfolio.

Women’s Health
The Women’s Health business delivered revenue of $86.3 million in the second quarter of 2024.
•Second quarter 2024 hereditary cancer testing revenue in Women's Health grew 31% year-over-year as more practitioners see the benefit of incorporating MyRisk with RiskScore as part of a comprehensive breast cancer risk assessment program.
•Prenatal testing revenue in the second quarter of 2024 grew 25% year-over-year, reflecting market share gains, expanded coverage by payers, and ongoing initiatives to improve average revenue per test.
•Myriad Genetics launched the Universal Plus Panel for Foresight® Carrier Screen, which includes 39 new conditions and screens up to 272 genes associated with serious inherited conditions.
•Ten abstracts, including four on FirstGene, have been accepted to be showcased at the National Society of Genetic Counselors' 43rd annual meeting, which begins on September 17, 2024, in New Orleans, LA.

Pharmacogenomics
In the pharmacogenomics category, GeneSight test revenue was $43.0 million in the second quarter of 2024.
•Second quarter 2024 GeneSight testing revenue grew 22% year-over-year, reflecting ongoing initiatives to improve average revenue per test.
•Currently, biomarker legislation for state-regulated plans has passed in 15 states. In many of these states, commercial and managed Medicaid payers have modified their coverage policies to include GeneSight and Prolaris. Additionally, there are a number of states that have legislation in process. Myriad Genetics continues to see an increasing number of payors incorporating, or planning to incorporate, GeneSight into their coverage. Notably, this includes Blue Shield of California, a major commercial and managed Medicaid plan, effective July 1, 2024.

Financial Guidance
Myriad Genetics does not provide forward-looking guidance on a GAAP basis for the measures on which it provides forward-looking non-GAAP guidance as the company is unable to provide a quantitative reconciliation of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are dependent on various factors, are out of the company's control, or cannot be reasonably predicted. Such adjustments include, but are not limited to, real estate optimization and transformation initiatives, certain litigation charges and loss contingencies, costs related to acquisitions/divestitures and the related amortization, impairment and related charges, and other adjustments. For example, stock-based compensation may fluctuate based on the timing of employee stock transactions and unpredictable fluctuations in the company's stock price. Any associated estimate of these items and its impact on GAAP performance could vary materially.

Below is a table summarizing Myriad Genetics' fiscal year 2024 financial guidance*:

(in millions, except per share amounts)	PRIOR FY 2024	CURRENT FY 2024	Expected Year-Over-Year Change

Revenue	$820 - $840	$835 - $845	11% - 12%
Gross margin %	69.5% - 70.5%	70.0% - 70.5%	100 - 150 bps
Adjusted OPEX	$572 - $582	$575 - $585	6% - 8%
Adjusted EBITDA**	$20 - $30	$25 - $35	$36 - $46
Adjusted EPS***	$0.00 - $0.05	$0.08 - $0.12	$0.35 - $0.39

*	Assumes currency rates as of August 6, 2024.
**	Adjusted EBITDA is defined as Net Income (loss) plus income tax expense (benefit), total other income (expense), non-cash operating expenses, such as amortization of intangible assets, depreciation, impairment of long-lived assets, and share-based compensation expense, and one-time expenses such as expenses from real estate optimization initiatives, transformation initiatives, legal settlements, and divestitures and acquisitions.
***	Full-year 2024 adjusted EPS is based on a 91 million share count.

These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.

Conference Call and Webcast
A conference call will be held today, Tuesday, August 6, 2024, at 4:30 p.m. EDT to discuss Myriad Genetics’ financial results and business developments for the second quarter 2024. A live webcast of the conference call can be accessed on Myriad Genetics' Investor Relations website at investor.myriad.com. To participate in the live conference call via telephone, please register at https://register.vevent.com/register/BI620080625d0e42be9b313c17391abf61. Upon registering, a dial-in number and unique PIN will be provided to join the conference call. Following the conference call, an archived webcast of the call will be available at investor.myriad.com.

About Myriad Genetics
Myriad Genetics is a leading genetic testing and precision medicine company dedicated to advancing health and well-being for all. Myriad Genetics provides insights that help people take control of their health and enable healthcare providers to better detect, treat, and prevent disease. Myriad Genetics develops and offers genetic tests that help assess the risk of developing disease or disease progression and guide treatment decisions across medical specialties where critical genetic insights can significantly improve patient care and lower healthcare costs. For more information, visit www.myriad.com.

Myriad, the Myriad logo, BRACAnalysis, BRACAnalysis CDx, Colaris, ColarisAP, MyRisk, Myriad myRisk, MyRisk Hereditary Cancer, myChoice, Tumor BRACAnalysis CDx, MyChoice CDx, Prequel, Prequel with Amplify, Amplify, Foresight, Foresight Universal Plus, Precise Tumor, Precise Oncology Solutions, Precise Liquid, Precise MRD, FirstGene, SneakPeek, SneakPeek Early Gender DNA Test, SneakPeek Snap, Urosuite, Mygenehistory, Health.Illuminated., RiskScore, Prolaris, GeneSight, and EndoPredict are registered trademarks or trademarks of Myriad Genetics, Inc. All third-party marks—® and ™—are the property of their respective owners. © 2024 Myriad Genetics, Inc. All rights reserved.

Revenue by Product (Unaudited)

	Three months ended June 30,
(in millions)	2024				2023
	WH	ONC	PGx	Total	WH	ONC	PGx	Total	% Change
Hereditary Cancer	$41.9	$49.6	$—	$91.5	$32.1	$44.6	$—	$76.7	19%
Tumor Profiling	—	32.6	—	32.6	—	36.1	—	36.1	(10)%
Prenatal	44.4	—	—	44.4	35.5	—	—	35.5	25%
Pharmacogenomics	—	—	43.0	43.0	—	—	35.2	35.2	22%
Total Revenue	$86.3	$82.2	$43.0	$211.5	$67.6	$80.7	$35.2	$183.5	15%

	Six months ended June 30,
(in millions)	2024				2023
	WH	ONC	PGx	Total	WH	ONC	PGx	Total	% Change
Hereditary Cancer	$81.5	$98.1	$—	$179.6	$67.4	$85.0	$—	$152.4	18%
Tumor Profiling	—	63.5	—	63.5	—	73.4	—	73.4	(13)%
Prenatal	88.7	—	—	88.7	71.7	—	—	71.7	24%
Pharmacogenomics	—	—	81.9	81.9	—	—	67.2	67.2	22%
Total Revenue	$170.2	$161.6	$81.9	$413.7	$139.1	$158.4	$67.2	$364.7	13%

Business Units:
WH = Women’s Health
ONC = Oncology
PGx = Pharmacogenomics

Product Categories:
Hereditary Cancer – MyRisk, BRACAnalysis, BRACAnalysis CDx
Tumor Profiling – myChoice CDx, Prolaris, Precise Tumor, EndoPredict
Prenatal – Foresight, Prequel, SneakPeek
Pharmacogenomics – GeneSight

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (unaudited)
(in millions, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Testing revenue	$211.5	$183.5	$413.7	$364.7
Costs and expenses:
Cost of testing revenue	64.4	57.8	128.9	117.0
Research and development expense	27.1	21.2	52.7	43.7
Selling, general, and administrative expense	144.9	140.7	284.9	292.4
Legal settlements	—	77.5	—	77.5
Goodwill and long-lived asset impairment charges	11.6	—	11.6	—
Total costs and expenses	248.0	297.2	478.1	530.6
Operating loss	(36.5)	(113.7)	(64.4)	(165.9)
Other income (expense):
Interest income	0.4	0.5	1.0	1.2
Interest expense	(0.8)	(0.5)	(1.3)	(1.0)
Other	(0.3)	(2.4)	1.6	(3.0)
Total other income (expense), net	(0.7)	(2.4)	1.3	(2.8)
Loss before income tax	(37.2)	(116.1)	(63.1)	(168.7)
Income tax (benefit) expense	(0.5)	—	(0.4)	2.1
Net loss	$(36.7)	$(116.1)	$(62.7)	$(170.8)
Net loss per share:
Basic and diluted	$(0.41)	$(1.42)	$(0.69)	$(2.10)
Weighted average shares outstanding:
Basic and diluted	90.6	81.7	90.3	81.5

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (unaudited)
(in millions, except share information)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$92.4	$132.1
Marketable investment securities	4.9	8.8
Trade accounts receivable	117.8	114.3
Inventory	26.1	22.0
Prepaid taxes	18.4	17.0
Prepaid expenses and other current assets	21.6	19.4
Assets held for sale	10.4	—
Total current assets	291.6	313.6
Operating lease right-of-use assets	56.5	61.6
Property, plant and equipment, net	116.3	119.0
Intangibles, net	319.5	349.5
Goodwill	286.3	287.4
Other assets	14.9	15.4
Total assets	$1,085.1	$1,146.5
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	33.3	25.8
Accrued liabilities	98.3	113.9
Current maturities of operating lease liabilities	13.3	16.2
Liabilities held for sale	4.0	—
Total current liabilities	148.9	155.9
Unrecognized tax benefits	31.1	30.2
Long-term debt	38.8	38.5
Noncurrent operating lease liabilities	91.2	97.4
Other long-term liabilities	34.6	41.3
Total liabilities	344.6	363.3
Commitments and contingencies
Stockholders’ equity:
Common stock, 90.9 and 89.9 shares outstanding at June 30, 2024 and December 31, 2023, respectively	0.9	0.9
Additional paid-in capital	1,435.8	1,415.5
Accumulated other comprehensive loss	(4.0)	(3.7)
Accumulated deficit	(692.2)	(629.5)
Total stockholders' equity	740.5	783.2
Total liabilities and stockholders’ equity	$1,085.1	$1,146.5

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (unaudited)
(in millions)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$2.6	$(0.9)	$(16.0)	$(34.1)
Net cash (used in) provided by investing activities	(6.4)	11.8	(13.5)	46.4
Net cash provided by (used in) financing activities	2.4	38.4	(6.4)	33.5
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	(0.7)	0.3	(1.5)	0.5
Change in cash and cash equivalents classified as held for sale	(2.3)	—	(2.3)	—
Net (decrease) increase in cash, cash equivalents, and restricted cash	(4.4)	49.6	(39.7)	46.3
Cash, cash equivalents, and restricted cash at beginning of the period	105.6	63.1	140.9	66.4
Cash, cash equivalents, and restricted cash at end of the period	$101.2	$112.7	$101.2	$112.7

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the company's updated fiscal year 2024 financial guidance, the expectations of trends in financial performance to continue through the year and into 2025, the company's long-term revenue growth target, the company's expectation of additional market share gains in prenatal testing, the company's plans to continue to publish additional clinical validation studies and launch new products, statements relating to the company improving access and ease of use for customers as the company accelerates EMR integrations for new customers and makes progress in its Labs of the Future initiative, and that the company is growing profitably, delivering improved financial results, and continuing to invest in the innovation required to achieve its mission and vision to reach more patients with life-saving precision medicine. These “forward-looking statements” are management’s present expectations of future events as of the date hereof and are subject to a number of known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially and adversely from those anticipated.

These risks include, but are not limited to: the risk that sales and profit margins of the company’s existing tests may decline; the risk that the company may not be able to operate its business on a profitable basis; risks related to the company’s ability to achieve certain revenue growth targets and generate sufficient revenue from its existing product portfolio or in launching and commercializing new tests to be profitable; risks related to changes in governmental or private insurers’ coverage and reimbursement levels for the company’s tests or the company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests; the risk that the company may be unable to develop or achieve commercial success for additional tests in a timely manner, or at all; the risk that the company may not successfully develop new markets or channels for its tests; the risk that licenses to the technology underlying the company’s tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the company’s laboratory testing facilities and the transition of such facilities to the company's new laboratory testing facilities; risks related to public concern over genetic testing in general or the company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the company’s ability to obtain new corporate collaborations or licenses and acquire or develop new technologies or businesses on satisfactory terms, if at all; risks related to the company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses, acquires or develops; the risk that the company is not able to secure additional financing to fund its business, if needed, in a timely manner or on favorable terms, if it all; risks related to the company’s projections or estimates about the potential market opportunity for the company’s current and future products;

the risk that the company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the company’s tests; the risk of patent-infringement claims or challenges to the validity of the company’s patents; risks related to changes in intellectual property laws covering the company’s tests, or patents or enforcement, in the United States and foreign countries; risks related to security breaches, loss of data and other disruptions, including from cyberattacks; risks of new, changing and competitive technologies in the United States and internationally and that the company may not be able to keep pace with the rapid technology changes in its industry, or properly leverage new technologies to achieve or sustain competitive advantages in its products; the risk that the company may be unable to comply with financial or operating covenants under the company’s credit or lending agreements; the risk that the company may not be able to maintain effective disclosure controls and procedures and internal control over financial reporting; risks related to current and future investigations, claims or lawsuits, including derivative claims, product or professional liability claims, and risks related to the amount of the company's insurance coverage limits and scope of insurance coverage with respect thereto; and other factors discussed under the heading “Risk Factors” contained in Item 1A of the company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on February 28, 2024 as updated in the company's Quarterly Report on Form 10-Q filed with the SEC on May 8, 2024, as well as any further updates to those risk factors filed from time to time in the company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Myriad Genetics is not under any obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

Statement regarding use of non-GAAP financial measures
In this press release, the company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the schedules below and a description of the adjustments made to the GAAP financial measures is included at the end of the schedules.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company does not forecast GAAP operating expenses, net income (loss) or earnings per share because it cannot predict certain elements that are included in reported GAAP results. Please see above under “Financial Guidance” for a full explanation.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three and Six Months Ended June 30, 2024 and 2023
(unaudited data in millions, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Adjusted Gross Margin
Gross Profit (1)	$147.1	$125.7	$284.8	$247.7
Acquisition - amortization of intangible assets	0.3	0.3	0.6	0.6
Equity compensation	0.6	0.4	0.9	0.7
Transformation initiatives	—	0.2	—	0.2
Other adjustments	0.2	—	0.4	—
Adjusted Gross Profit	$148.2	$126.6	$286.7	$249.2
Adjusted Gross Margin	70.1%	69.0%	69.3%	68.3%
(1) Consists of total revenues less cost of testing revenue from the Condensed Consolidated Statements of Operations.

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Adjusted Operating Expenses
Operating Expenses (1)	$183.6	$239.4	$349.2	$413.6
Acquisition - amortization of intangible assets	(10.2)	(10.3)	(20.6)	(20.6)
Goodwill and long-lived asset impairment charges	(11.6)	—	(11.6)	—
Equity compensation	(14.0)	(10.8)	(25.6)	(17.9)
Real estate optimization	(2.3)	(3.5)	(3.5)	(11.0)
Transformation initiatives	(2.0)	(2.7)	(4.0)	(6.8)
Legal charges, net of insurance reimbursement	(0.5)	(77.9)	(0.4)	(78.2)
Other adjustments	(2.2)	(0.8)	(3.6)	(1.2)
Adjusted Operating Expenses	$140.8	$133.4	$279.9	$277.9
(1) Consists of research and development expense and selling, general and administrative expense, goodwill and lived-asset impairment charges, and legal settlements from the Condensed Consolidated Statements of Operations.

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Adjusted Operating Income (Loss)
Operating Loss	$(36.5)	$(113.7)	$(64.4)	$(165.9)
Acquisition - amortization of intangible assets	10.4	10.7	21.1	21.3
Goodwill and long-lived asset impairment charges	11.6	—	11.6	—
Equity compensation	14.6	11.1	26.5	18.5
Real estate optimization	2.3	3.5	3.5	11.0
Transformation initiatives	2.1	2.9	4.0	7.0
Legal charges, net of insurance reimbursement	0.6	77.9	0.5	78.2
Other adjustments	2.3	0.8	4.0	1.2
Adjusted Operating Income (Loss)	$7.4	$(6.8)	$6.8	$(28.7)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Adjusted Net Income (Loss) (1)
Net Loss	$(36.7)	$(116.1)	$(62.7)	$(170.8)
Acquisition - amortization of intangible assets	10.4	10.7	21.1	21.3
Goodwill and long-lived asset impairment charges	11.6	—	11.6	—
Equity compensation	14.6	11.1	26.5	18.5
Real estate optimization	2.3	3.5	3.5	11.0
Transformation initiatives	2.1	2.9	4.0	7.0
Legal charges, net of insurance reimbursement	0.6	77.9	0.5	78.2
Other adjustments	2.3	0.8	2.5	1.2
Tax adjustments	(2.7)	2.8	(3.0)	9.8
Adjusted Net Income (Loss)	$4.5	$(6.4)	$4.0	$(23.8)
Weighted average shares outstanding:
Basic	90.6	81.7	90.3	81.5
Diluted	91.5	81.7	91.5	81.5
Adjusted Earnings (Loss) Per Share
Basic	$0.05	$(0.08)	$0.04	$(0.29)
Diluted	$0.05	$(0.08)	$0.04	$(0.29)
(1) To determine Adjusted Earnings (Loss) Per Share, or adjusted EPS.

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Adjusted EBITDA
Net Loss	$(36.7)	$(116.1)	$(62.7)	$(170.8)
Acquisition - amortization of intangible assets	10.4	10.7	21.1	21.3
Depreciation expense	4.3	2.7	8.8	5.6
Goodwill and long-lived asset impairment charges	11.6	—	11.6	—
Equity compensation	14.6	11.1	26.5	18.5
Real estate optimization(1)	2.3	3.5	3.5	11.0
Transformation initiatives	2.1	2.9	4.0	7.0
Legal charges, net of insurance reimbursement	0.6	77.9	0.5	78.2
Interest expense, net of interest income(2)	0.4	—	0.3	(0.2)
Other adjustments	2.6	3.2	2.5	4.2
Income tax (benefit) expense(3)	(0.5)	—	(0.4)	2.1
Adjusted EBITDA	$11.7	$(4.1)	$15.7	$(23.1)
(1) Real estate optimization includes $0.4 million and $0.9 million for the three and six months ended June 30, 2024, respectively, and $5.8 million of depreciation expense for the six months ended June 30, 2023. No depreciation expense was included for the three months ended June 30, 2023.

(2) Derived from interest expense and interest income from the Condensed Consolidated Statements of Operations.
(3) Derived from income tax (benefit) from the Condensed Consolidated Statement of Operations.

Adjusted Free Cash Flow Reconciliation
for the Three Months Ended June 30, 2024 and 2023
(unaudited data in millions)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Cash flow from operations	$2.6	$(0.9)	$(16.0)	$(34.1)
Real estate optimization	3.0	3.5	9.2	11.0
Transformation initiatives	2.1	2.9	4.0	1.3
Legal charges, net of insurance reimbursement	0.6	0.4	0.6	2.2
Contingent consideration payment	5.8	—	5.8	—
Other adjustments	2.3	—	3.5	0.4
Adjusted operating cash flow	$16.4	$5.9	$7.1	$(19.2)
Capital expenditures	(5.2)	(18.8)	(11.9)	(42.3)
Capitalization of internal-use software costs	(3.7)	—	(5.6)	—
Adjusted free cash flow	$7.5	$(12.9)	$(10.4)	$(61.5)

Following is a description of the adjustments made to GAAP financial measures:
•Acquisition – amortization of intangible assets – represents recurring amortization charges resulting from the acquisition of intangible assets.
•Equity compensation – non-cash equity-based compensation provided to Myriad Genetics employees and directors.
•Real estate optimization – costs related to real estate initiatives. Prior to the fourth quarter 2023 reporting period, these costs were included in the transformation initiatives category. With respect to the adjusted free cash flow reconciliation, the cash flow effect of real estate optimizations excludes non-cash items such as accelerated depreciation. These costs include the following:
◦For the three months ended June 30, 2024, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah, and South Francisco, California, while maintaining our current laboratories in those locations and testing and set-up costs for equipment in our new facilities.
◦For the three months ended June 30, 2023, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah, and South San Francisco, California, while maintaining our current laboratories in those locations.
◦For the six months ended June 30, 2024, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah, and South Francisco, California, while maintaining our current laboratories in those locations and testing and set-up costs for equipment in our new facilities, lease terminations gains, net of lease termination losses, impairment charges and other abandonment costs.
◦For the six months ended June 30, 2023, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah, and South San Francisco, California, while maintaining our current laboratories in those locations, and accelerated depreciation in connection with our decision to cease the use of our former corporate headquarters in Salt Lake City, Utah.
•Transformation initiatives – costs related to transformation initiatives including:
◦For the three and six months ended June 30, 2024, consulting and professional fees.
◦For the three and six months ended June 30, 2023, consulting and professional fees and severance costs related to restructuring.
•Legal charges, net of insurance reimbursement – one-time legal expenses, net of insurance reimbursement. With respect to the adjusted free cash flow reconciliation, the cash flow effect includes cash paid for settlements in the related period.
•Other adjustments – other one-time non-recurring expenses including:
◦For the three months ended June 30, 2024, changes in the fair value of contingent consideration related to acquisitions from prior years, severance, and other consulting costs.

◦For the three months ended June 30, 2023, primarily includes changes in the fair value of contingent consideration related to acquisitions from prior years.
◦For the six months ended June 30, 2024, primarily includes a gain recognized on acquisition, changes in the fair value of contingent consideration related to acquisitions from prior years, the reclassifications of cumulative translation adjustments to income upon liquidation of an investment in a foreign entity, severance, and costs incurred in connection with executive personnel changes.
◦For the six months ended June 30, 2023, consulting and professional fees related to prior year acquisitions and changes in the fair value of contingent consideration related to acquisitions from prior years.
◦For purposes of adjusted EBITDA, other adjustments include the items listed above as well as amounts included in other income/expense in the financial statements.
•Depreciation expense - depreciation expense recognized on our fixed assets.
•Goodwill and long-lived asset impairment charges – for the three and six months ended June 30, 2024, primarily the impairment of assets held for sale related to the sale of the EndoPredict business to Eurobio Scientific.
•Contingent consideration payment – for the three months ended June 30, 2024, the payment of contingent consideration related to the previous acquisition of Sividon Diagnostics GmbH.
•Tax adjustments – tax expense/(benefit) due to non-GAAP adjustments, differences between stock compensation recorded for book purposes as compared to the allowable tax deductions, and valuation allowance recognized against federal and state deferred tax assets in the United States.
◦As of June 30, 2024, a valuation allowance of $63.3 million was not recognized for non-GAAP purposes given our historical and forecasted positive earnings performance.
◦As of June 30, 2023, a valuation allowance of $37.2 million was not recognized for non-GAAP purposes given our historical and forecasted positive earnings performance.
◦For purposes of adjusted EBITDA, the income tax expense adjustment includes the income tax expense (benefit) recognized in the financial statements.